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                                                                 Exhibit 3.1(ii)



                        CERTIFICATE OF AMENDMENT
                                   TO
                     CERTIFICATE OF INCORPORATION
                                   OF
                   NATIONAL EQUIPMENT SERVICES, INC.

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              Adopted in accordance with the provisions
            of Section 242 of the General Corporation Law
                        of the State of Delaware

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     Kevin Rodgers, being the President of National Equipment Services, Inc., a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY as follows:

     FIRST: That the Certificate of Incorporation of the Corporation be, and hereby is, amended by deleting Section 7 of Part B of Article Four in its entirety and substituting in lieu thereof a new Section 7 of Part B of Article Four to read as follows:

          Section 7.  Redemption.  Subject to the provisions of this
     Section 7, the Corporation shall apply 100% of the net cash proceeds from an initial Public Offering remaining after deduction of all discounts, underwriters' commissions and other reasonable expenses to redeem shares of Class A Common at a price per share equal to the Unpaid Yield plus the Unreturned Original Cost with respect to such share (the "Redemption Price"). Such redemption shall take place on a date fixed by the Corporation, which date shall be the date of the consummation of such Public Offering or a specified number of days (not to exceed five) thereafter (the "Redemption Date"). The Corporation shall mail written notice of such redemption of Class A Common (the "Redemption Notice") to each record holder thereof not more than 60 nor less than 30 days prior to the date on which such redemption is expected to be made. The Redemption Notice shall set forth the number of shares of Class A Common which are eligible for redemption (the "Eligible Shares"). The holders of a majority of the outstanding shares of Class A Common shall mail written notice to the Corporation within 20 days of receipt of the Redemption Notice setting forth the number of Eligible Shares elected to be redeemed. On the Redemption Date the Corporation shall redeem those Eligible Shares elected to be redeemed (i.e., including shares of Class A







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     Common held by persons other than those persons holding a majority of the outstanding shares of Class A Common), on a pro rata basis from holders of the then outstanding shares of Class A Common based on the number of shares of Class A Common held by each holder of shares of Class A Common, at a price per share equal to the Redemption Price. In case fewer than the total number of shares represented by any certificate are redeemed, a new certificate representing the number of unredeemed shares shall be issued to the holder thereof without cost to such holder within three business days after surrender of the certificate representing the redeemed shares. Any shares which are redeemed or otherwise acquired by the Corporation shall be cancelled and shall not be reissued, sold or transferred.

     SECOND: That the Board of Directors of the Corporation approved the foregoing amendment by unanimous written consent pursuant to the provisions of
Section 141(f) and 242 of the General Corporation Law of the State of Delaware and directed that such amendment be submitted to the stockholders of the Corporation entitled to vote thereon for their consideration, approval and adoption thereof.

     THIRD: That the stockholders entitled to vote thereon approved the foregoing amendment by unanimous written consent in accordance with Section 228 and 242 of the General Corporation Law of the State of Delaware.

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     IN WITNESS WHEREOF, the undersigned does hereby certify under penalties of perjury that this Certificate of Amendment to the Certificate of Incorporation of the Corporation is the act and deed of the undersigned and the facts stated herein are true and accordingly has hereunto set his hand this 3rd day of January, 1997.

                             NATIONAL EQUIPMENT SERVICES, INC.,
                             a Delaware corporation




                             By:  /S/ KEVIN RODGERS
                                  -----------------
                                  Kevin Rodgers
                                  President